Exhibit 99.1

ViralClear to Host Conference Call on September 22, 2020, to Discuss Phase 2 Human Trial of AntiViral Merimepodib Oral Solution for Treatment of COVID-19

Westport, CT, Sept. 09, 2020 (GLOBE NEWSWIRE) --

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Randomized, Double-Blind, Placebo-Controlled, Clinical Trial of Merimepodib in Combination with Remdesivir in Hospitalized Adults with COVID-19 Who Require Non-Invasive Ventilation/High Flow Oxygen Devices or Supplemental Oxygen

BioSig Technologies, Inc.’s (Nasdaq: BSGM) (“BioSig” or the “Company”) subsidiary, ViralClear Pharmaceuticals, Inc. (ViralClear), today announced that it will host a conference call to discuss its Phase 2 clinical trial. The study is a randomized, double-blind, placebo- controlled trial evaluating the efficacy and safety of merimepodib (MMPD) in combination with remdesivir for hospitalized adult patients who have confirmed infection with SARS-CoV-2 and require non-invasive ventilation/high flow oxygen devices or supplemental oxygen (score of 3 or 4, respectively, on the NIAID 8-point ordinal scale). The trial is being conducted at 5 investigational sites across the United States (US), with Dr. Andrew Badley, the chair of Mayo Clinic COVID-19 Research Task Force serving as the study director.

Conference Call Details:

Date: Tuesday, September 22, 2020 Time: 11:00 AM Eastern Time (ET)

Dial in Number: 877-407-8293 / 201-689-8349.

A replay will be available for two weeks starting on September 22, 2020, at approximately 3:00 PM ET. To access the replay, please dial 877-660-6853 / 201-612-7415. The conference ID# is 13709930.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About Merimepodib and ViralClear

BioSig’s Technologies, Inc (Nasdaq: BSGM) subsidiary, ViralClear Pharmaceuticals, Inc. (ViralClear), is seeking to develop a novel pharmaceutical called merimepodib to treat patients with COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad-spectrum in vitro antiviral activity, including strong activity against SARS-CoV-2 in cell cultures. Merimepodib was previously in development as a treatment for chronic hepatitis C and psoriasis by Vertex Pharmaceuticals Incorporated (Vertex), with 12 clinical trials (7 in phase 1 and 5 in phase 2) with over 400 subjects and patients and an extensive preclinical safety package was completed.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms;

(iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133